UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 29, 2013

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Signatures

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, Jeanne M. Lazar, the Company’s Chief Accounting Officer, resigned as an employee and officer of MPG Office Trust, Inc. (the “Company”) effective immediately.

Kelly E. Samuelson, age 39, has been promoted to Vice President, Chief Accounting Officer and will serve as the Company’s principal accounting officer effective immediately. Ms. Samuelson’s term of employment will end on December 31, 2013. Following such period, her employment with the Company will become “at-will.”

Prior to her promotion, Ms. Samuelson served as the Company’s Vice President, Business Initiatives & Applications from July 2008 to March 2013. From May 2003 to July 2008, she served as the Company’s Controller and from July 2001 to May 2003 as the Company’s Assistant Controller. Ms. Samuelson joined the Company in 1999 as a Property Accounting Manager. Prior to joining MPG Office Trust, Mr. Samuelson spent almost three years in the real estate practice group at Arthur Andersen LLP where she was a senior accountant serving public and private real estate companies. Ms. Samuelson holds a Bachelor of Science degree in Accounting, magna cum laude, from Loyola Marymount University in Los Angeles, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Dated:   As of March 29, 2013